EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below, hereby authorizes and appoints Raj Rajeswaran and Paul Boldy or either of them as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual report of Sentry Petroleum Ltd. on Form 10-K for the year ending February 28, 2011, and any amendments thereto to be filed with the Securities and Exchange Commission, a national securities exchange or automated quotation system of a registered securities association, or similar body, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ RAJ RAJESWARAN	May 31, 2011
Raj Rajeswaran, Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ PAUL BOLDY	May 31, 2011
Paul Boldy, Director, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ ALAN HART	May 31, 2011
Alan Hart, Vice President of Exploration and Director

/s/ JOHN KALDI	May 31, 2011
John Kaldi, Director

/s/ ARNE RAABE	May 31, 2011
Arne Raabe, Corporate Secretary and Director